Exhibit 3.231

FILED PURSUANT TO SECTION 28 OF THE COMPANIES ACT COMPANY LIMITED BY SHARES MEMORANDUM OF ASSOCIATION OF ROWAN (GIBRALTAR) LIMITED 1.. The name of the Company is "ROWAN (GIBRALTAR) LIMITED". 2. The registered office of the Company will be situated in Gibraltar. 3. The objects for which the Company is established are: (a) To carry on the business of an investment and trust company and to acquire, hold and dispose of any freehold, leasehold or other property for any estate or interest whatever and any rights, privileges or easements over or in respect of any property; and to acquire, build, hold sell and otherwise dispose of any buildings, offices, factories, warehouses, shops, flats, hotels, restaurants, bars, yachts and other floating craft, works and any real or personal property or rights whatsoever which may be conveniently used with or may enhance the value of any property of the Company and to develop, operate and maintain the same. (b) To invest, manage, deal, hold, use, develop, operate, maintain, sell, mortgage, pledge or otherwise dispose of real and personal property, money or any other property of the Company within and without Gibraltar and to carry out all or any of the objects of the Company and to do all or any of the things in any part of the world and either as principal, agent, contractor or trustee or otherwise and by or through trustees or agents or otherwise and either alone or in conjunction with others. (c) To acquire, hold and dispose of any stocks, shares, bonds, debentures, debenture stocks, mortgages, obligations and securities issued or guaranteed by any government, state, province or municipality or of any Company, association or undertaking in Gibraltar or elsewhere and to acquire hold and dispose of gold and silver bullion and commodities of all descriptions. (d) To acquire any such shares, stock, debentures, debenture stock, bonds, notes, obligations or securities by original subscription, contract, tender, purchase, exchange, underwriting, participation in syndicates or otherwise, and whether or not fully paid up, and to subscribe for the same subject to such terms and conditions (if any) as may be thought fit. (e) To exercise and enforce all rights and powers conferred by or incident to the ownership of any such shares, stock, debentures, debenture stock, bonds, notes, obligations or .. other securities including without prejudice to the generality of the foregoing all such powers of vote or control as may be 1 conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof and to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit. (f) To raise and borrow money by the issue of shares, stock, debentures, debenture stock, bonds, notes, obligations, or other securities and otherwise howsoever and to underwrite any such issue. (g) To invest the money so raised and borrowed in, and to hold, sell and deal with the stock, obligations, notes and securities of any such government, state company, corporation, municipal or local, or other body or authority. (h) To vary the investments of the Company. (i) To mortgage or charge all or any of the property and rights of the Company including its uncalled capital. U) To make advances upon, hold in trust, issue on commission, selt"or dispose of any of the investments aforesaid, and to act as agent for any of the above or the like purpose. (k) To purchase or otherwise acquire, and to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of, and deal with property and rights of all kinds, and in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licences, stocks, shares, bonds, policies, book debts, business concerns, and undertakings and claims, privileges, and choses in action of all kinds. (I) To subscribe for, conditionally or unconditionally to underwrite, issue on commission or otherwise, take, hold deal in, and convert stocks, shares, and securities of all kinds, and to enter into partnership, or into any arrangement for sharing profits, union of interest, reciprocal concession or co-operation with any person, partnership, or company and to promote, and aid in promoting constitute, form or organise any company, syndicate, or partnership· of any kind for the purpose of acquiring and undertaking any property and liabilities of any Company, or for advancing, directly or in.directly, the objects thereof, or for any other purpose which the Company may thin~ expedient. (m) To carry on all or any of the businesses of general merchants and traders, importers and exporters, commission agents, cash and credit traders, manufactures' agents and representatives, financial agents, advisers, managers and administrators, hire purchase and general financiers, brokers and agents manufactures, retailers, wholesalers, buyers, sellers distributors and shippers of, and dealers in all products, goods wares, merchandise and produce of every description; to participate in, undertake, perform and carry on all kinds of commercial, industrial, trading and financial operations and enterprises and to carry on all or any of the businesses of marketing and business or industrial consultants, advertising agents and contractors, insurance brokers and consultants, mortgage brokers, warehousemen, railway, shipping and forwarding agents, shippers, haulage and transport contractors, garage proprietors, operators, hirers and letters on hire of, and 2 dealers in motor and other vehicles, craft, plant, machinery, tools and equipment of all kinds. (n) To carry on any other trade or business whatever which can in the opinion of the Board of Directors be advantageously carried on in connection with or ancillary to any of the businesses of the Company. (o) To purchase or by any other means acquire and take options over any property whatever, and any rights or privileges of any kind over or in respect of any property. (p) To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in Gibraltar or elsewhere any patents, patent rights, brevets d'invention, licences, secret processes, trade marks, designs, protections and concessions and to disclaim,· alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire. (q) To acquire or undertake the whole or any part of the business, goodwill, and assets of any person, firm or company carrying on or. proposing to carry on any of the businesses which the Company is authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for mutual assistance with any such person, firm or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain, or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received. (r) To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licences, options, rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company. (s) To invest and deal with the moneys of the Company not immediately required· in such manner as may from time to time be determined and to hold or otherwise deal with any investments made. (t) To !end and advance money or give credit on any terms and with or without security to any person, firm or company (including without prejudice to the generality of the foregoing any holding company, subsidiary of fellow subsidiary of, or any other company associated in any way with, the Company), to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms, and to secure or guarantee in any manner and upon any terms the payment of any sum of money or the performance of any obligation by any person, firm or company (including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid). 3

(u) To borrow and raise money in any manner and to secure the· repayment of any money borrowed, raised or owing or mortgage charge, standard security, lien or other security upon the whole or any part of the Company's property or assets (whether present or future) including its uncalled capital, and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it. (v) To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills or exchange, promissory notes, bills of lading, warrants, debentures, and other negotiable or transferable instruments. (w) To enter into any arrangements with any government or authority (supreme, municipal, local or otherwise) that may seem conducive to the attainment of the Company's objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges and concessions. (x) To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any such company or companies. (y) To promote any other company for the purpose of acquiring the whole or any part of the business or property or undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid. (z) To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same. (aa) To act as agents or brokers and as trustees for any person, firm or company, and to undertake and perform sub-contracts. (bb) To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment to him or them of shares or other securities of the-Company credited as paid up in full or in part or otherwise as may be thought expedient. (cc) To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and 4 others for underwriting, placing, selling or guaranteeing the subscription of any shares or other securities of the Company. (dd) To support and subscribe to any charitable or public object and to support and subscribe to any institution, society or club which may be for the benefit of the Company or its directors or employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities and superannuation or other allowances, or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been directors of, or who are or have been employed by, or who are serving or have served the Company, or any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such· subsidiary, holdings or fellow subsidiary company and to the wives, widows, children and other relatives and dependants of such persons, to make payment towards insurance, and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non contributory) for the benefit of any such persons and of their wives, widows, children and other relatives and dependants, and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such purchase schemes to be established or maintained. (ee) To establish, maintain and operate shipping, air transport, and road transport service (public or private) and all ancillary services and, for these purposes or as independent undertakings, to purchase, take in exchange, charter, hire, build, construct or otheiwise acquire, and to own work, manage, and trade with steam, sailing motor and other ships, trawlers, drifters, tugs, and vessels, aircraft and motor and other vehicles with all necessary and convenient equipment, engines, tackle, gear, furniture, and stores, or any shares or interests in ships, vessels, aircraft, motor and other vehicles, including shares, stocks, or securities of companies possessed of or interested in any ships, aircraft or vehicles, and to maintain, repair, fit out, refit, improve, insure, alter, sell, exchange, or let out on hire or hire purchase, or charter or otherwise deal with and dispose of any of the ships, vessels, aircraft, and vehicles, shares, stocks, and securities or any of the engines, tackle, gear, furniture, equipment and stores of the Company. (ff) To undertake and carry on all or any of the trades and businesses of shippers, ship owners, ship brokers, shipping agents and insurance brokers, underwriters, ship managers, tug owners, loading brokers, freight contractors, carriers by land, air and water, transport, haulage and general contractors, barge owners, lightermen, railway and forwarding agents, dock owners, engineers, ice merchants, refrigerator store keepers, ship's husbands, stevedores, warehousemen, whatiingers, salvers, ship repairers, manufacturers of and dealers in rope, tarpaulins, waterproofs, machinery, engines, nautical instruments, and ship's rigging, gear, fittings and equipment of every description, importers and exporters of the dealers in goods, provisions, live and dead stock, commodities, articles, chattels, merchandise and property of every kind, general traders and merchants, and generally to carry on the said business in all their branches, and to carry 5 on the said businesses either as principals or agents or on commission or otherwise. (gg) To carry on the business of drapers and furnishing and general warehousemen in all its branches. (hh) To carry on all or any of the businesses of furriers, silk mercers, silk weavers, cotton spinners, cloth manufacturers, haberdashers, hosiers, manufacturers, importers, and wholesale and retail dealers of and in textile fabrics of all kinds, milliners, dressmakers, tailors, hatters, clothiers, outfitters, glovers, lace manufacturers, feather dressers, boot and shoe makers, manufacturers and importers, and wholesale and retail dealers of and in leather goods, household furniture, ironmongery, tumery and other household fittings and utensils, ornaments, stationery, and fancy goods, dealers in provisions, drugs, chemicals and other articles and commodities of personal and household use and consumption, and generally of and in all manufactured goods, materials, provisions and produce. (ii) To carry on all or any of the businesses of undertakers, coach and carriage builders, saddlers, house decorators, sanitary engineers, electrical engineers, and contractors in all their branches, gasfitters, land estate and house agents, builders, contractors, auctioneers, cabinet makers, upholsterers, furniture removers, owners of depositories, warehousemen, carriers, storekeepers, warehouse keepers, manufacturers of, and dealers in hardware, jewellery, plated goods, perfumery, soap and articles required · for ornament, recreation or amusements, gold and silversmiths, booksellers, dealers in musical instruments, manufacturers of and dealers in bicycles, tricycles, and motor carriages, and also refreshment contractors, restaurant keepers, hotel, boarding and lodginghouse keepers, letters of furnished or unfurnished houses, flats or apartments, with or without servants or other accessories or conveniences, licensed victuallers, wine and spirit merchants, tobacconists, and dealers in mineral, aerated, and other waters, liquers, farmers, dairymen, market gardeners, nurserymen and florists. UD To buy, sell, manufacture, repair, alter and exchange, let on hire, export, and deal in all kinds of articles and things which may be required for the purposes of any of the said businesses, or commonly supplied or dealt in by persons engaged in any such businesses, or which may be capable of being profitably dealt with in connection with any of the said businesses. (kk) To carry on business as bankers, capitalists, financiers, concessionaires, and merchants, and to undertake, and carry on, and execute all kinds of financial, commercial, trading and other business which may seem to be capable of being conveniently carried on in connection with any of these objects, or caiculated directly or indirectly, to enhance the value of, or facilitate the realisation of, or render profitable, any of the property or rights of the Company. (II) To advance, deposit or lend money, securities, and property, to or with such persons and on such terms as may seem expedient, to discount, buy, sell, and deal in bills, notes, warrants, coupons, and other negotiable or transferable securities or documents. 6

(mm) To guarantee or become liable for the payment of money or for the performance of any obligations, and generally to transact all kinds of guarantee business, also to transact all kinds of trust and agency business. (nn) To carry .on the business of consultants, advisers and managers in finance and investment. · (oo) To carry on business of advisers on problems relating to the administration and organisation of industry and business and the training of personnel for industry and business and to carry on all or any of the businesses of industrial business and personnel consultants and to advise upon the means and methods for extending developing and improving all types of businesses or industries and all systems or processes relating to the production, storage, distribution, marketing and sale of goods and/or relating to the rendering of services. (pp) To engage in research into all problems relating to personnel and industrial and business management and distribution, marketing and selling, to collect, prepare and distribute information and statistics relating to any type of business or industry and to promote or propose such methods procedures and measures as may be considered desirable or beneficial for all or any of the Company's objects. (qq) To act as agents or managers in carrying on any business concerns and undertakings and to employ experts to investigate and examine into the condition, management, prospects, value and circumstances of any business, concerns and undertakings and generally of any assets, property rights of any kind. (rr) To carry on business as business consultants, to purchase, lease, and hire computers, market research consultants, accountancy business transfer agents, valuers and estate agents, and to act as intermediaries in the introduction of sellers, purchasers, partners and employees. (ss) To carry on business as suppliers of trained sales staff for temporary or permanent employment, and to establish and maintain an employment agency. (tt) To undertake or direct the management of the business, property, buildings, lands and estates (of any tenure or kind} or any persons, whether members of the Company or not, in the capacity of stewards or receivers or otherwise. (uu) To fit up and furnish any property for the purpose of letting the same to visitors or guests whether in single rooms, suites, chalets, caravans, movable structures, cottages or otherwise. (vv) To carry on the business of travel agents, tourist agents and contractors, cable and telegraph companies' agents, bankers, . banking, insurance, forwarding and general agents, aircraft and ship owners and charterers, agents for operators of air, sea, land or inland waterway carriage undertakings, road transport owners and hirers, hotel, apartment and lodging-house keepers, caterers and storekeepers, teachers of languages, promoters and managers of clubs and societies (travelling, social, educational or otherwise), publishers of books, periodicals and newspaper 7 sellers, foreign correspondents an advertising agents, and generally to facilitate travelling, and to provide for tourists and travellers or promote the provision of facilities of every description, and in particular by means of the booking of travel tickets and accommodation and hotel and lodging accommodation, providing guides, safe deposits, inquiry bureaux and baggage transport, and arranging and operating tours. (ww) To carry on the business of hotel, restaurant, cafe, roadhouse, motel, holiday camp, caravan site and apartment-house keepers. (xx) To carry on the business of banking in all its branches, and to transact and do all matters and things incidental thereto, or which may be usual in connection with the business of banking or dealing in money or securities for money. (yy) To advance and lend money on real, personal and mixed securities, on cash, credit, or other accounts, on policies, bonds, debentures, bills of exchange, promissory notes, letters of credit, or other obligations, or on the deposit of title deeds, wares and merchandise bills of sale and lading, delivery orders, warehousemen and wharfingers' certificates, notes dock warrants, or other mercantile indicia or tokens, bullion, stocks and shares and other choses in action. (zz) To carry on any other business (whether manufacturing or otherwise} which may seem to the Company capable of being conveniently carried on in connection with the above or calculated directly or indirectly to enhance the value of or render profitable any of the property or rights of the Company. (aaa) To apply for, purchase, or otherwise acquire, and protect and renew in any part of the world, any patents, patent rights, brevets d'invention, trade marks, designs, licences, concessions and the like, conferring any exclusive or non-exclusive or limited right to their use, or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop, or grant licences in respect of, or otherwise turn to account the property, rights or information so acquired, and to expend money in experimenting upon, testing or improving any such patents, inventions or rights. (bbb) To acquire and undertake the whole or any part of the business, property, and liabilities of any person or company carrying on or proposing to carry on any business which the Company is authorised to carry on, or possessed of property suitable for the purposes of the Company, or which can be carried on in conjunction therewith or which is capable of being conducted so as directly or indirectly to benefit the Company. {ccc) To amalgamate, enter into partnership or into any arrangement for sharing profits, union of interests, co- operation, joint adventure or reciprocal concession, or for limiting competition with any person or company carrying on or engaged in, or about to carry on or engage in, any business or transaction which the Company is authorised to carry on or engage in, or which can be carried on in conjunction therewith or which is capable of being conducted so as directly or indirectly to benefit the Company. 8

(ddd) To enter into any arrangements with any governments or authorities, supreme, municipal, local or otherwise, or any person or company that may seem conducive to the objects of the Company, or any of them, and to obtain from any such government, authority, person or company any rights, privileges, charters, contracts, licences and concessions which the Company may think it desirable to obtain and to carry out, exercise and comply therewith. (eee) To pay out of the funds of the Company all expenses which the Company may lawfully pay with respect to the formation and registration of the Company or the issue of its capital, including brokerage and commissions for obtaining application for or taking, placing or underwriting or procuring the underwriting of shares, debentures or other securities of the Company. (fff) To pay for any rights or property acquired by the Company, and to remunerate any person or company whether by cash payment or by the allotment of shares, debentures or other securities of the Company credited as paid up in full or in part or otherwise. (ggg) To establish and maintain or procure the establishment and maintenance of any contributory or non-contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary company, or who are or were at any time directors or officers of the. Company or of any such other company as aforesaid, and the wives, widows, families and dependants of any such persons, and also establish and subsidise and subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid, and make payment to or towards the insurance of any such person as aforesaid and do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid. (hhh) To procure the Company to be registered or recognised in any part of the world outside Gibraltar. (iii) To establish or promote or concur in establishing or promoting any company or companies for the purpose of acquiring all or any of the property, rights and liabilities of the Company or for ariy other purpose which may seem directly or indirectly calculated to benefit the Company and to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire all or any part of the shares, debentures or other securities of any such other company. Qjj) To sell, lease, mortgage or otherwise dispose of the property, assets or undertaking of the Company or any part thereof for such consideration as the Company may think fit, and in particular for shares, stock, debentures, or other securities of any other company whether or not having objects altogether or in part similar to those of the Company. (kkk) To distribute among the members in specie any property of the Company, or any proceeds of sale or disposal of any property of the Company, but so 9 that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law. (Ill) To act as agents or brokers and as trustees for any person or company and to undertake and perform sub- contracts and to do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise, and either alone or jointly with others, and either by or through agents, sub--contractors, trustees or otherwise. (mmm) To do all such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them. (nnn) To carry on any other business, whether of a similar nature or not, which may in the opinion of the directors be conveniently carried on by the Company. And it is hereby declared that:- (a) the word "Company" in this clause, except where used in reference to this Company, shall be deemed to include any partnership or other body of persons, whether corporate or unincorporate, and whether domiciled in Gibraltar or elsewhere; and (b) the objects specified in each of the paragraphs of this clause shall be regarded as independent objects, and accordingly shall in no wise be limited or restricted (except where otherwise expressed in such paragraphs) by reference to or inference from the terms of any other paragraph or the name of the Company, or the headings (if any), but may be carried out in as full and ample a manner and construed in as wide a sense as if each of the said paragraphs defined the objects of a separate and distinct company. 4. The liability of the members is limited. 5. Subject to the provisions of the Companies (Re-domiciliation) (Amendment) Regulations 1999 (as the same shall be in force or amended from time to time) and the Articles of Association, the Company shall have the power to register by way of re domiciliation as a body corporate limited by shares under the laws of any jurisdiction outside Gibraltar and to be deregistered in Gibraltar. 6. The share capital of the Company is £2,000 divided into 2,000 shares of £1 each. The shares in the original capital or any increased capital may be divided into several classes, and there may be attached thereto respectively any preferential, deferred or other special rights, privileges, conditions or restrictions as to dividend, capital, voting or otherwise. 10

We, the several persons whose names, addresses and descriptions are subscribed are desirous of being formed into a company in pursuance of this Memorandum and Articles of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names. Names, addresses and description of subscribers Abacus Nominees (Gibraltar) Ltd 10/8 International Commercial Centre Casemates Square Gibraltar Limited Company Number shares taken by each subscriber Fifty Abacus Services (Gibraltar) Ltd Fifty 10/8 International Commercial Centre Casemates Square Gibraltar Limited Company Dated this 10 thday of November 2008. For ABACUS NOMINEES (GIBRALTAR) For ABACUS SERVICES (GIBRALTAR) LTD LTD Michael Mathani Director Tanya Hurtado Director Witness to the above signatures:- Candice Hurdle 10/8 International Commercial Centre, Casemates Square, Gibraltar 11